UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 10, 2006, the Organization & Compensation Committee (the “Committee”) of the Board of Directors of Plains Exploration & Production Company (“Plains”) determined the discretionary annual cash bonus awards to be made to the executive officers of Plains for fiscal 2005. Payment of bonuses is based on the achievement of performance measures considered by the Committee. Generally, these performance measures are based on meeting certain financial, operational and individual performance criteria.

The awards earned in 2005, which will be paid in late February 2006, are as follows:

Name and Title	Bonus Amount

James C. Flores, Chairman of the Board, President and	$1,000,000

Chief Executive Officer

Thomas M. Gladney, Executive Vice President –	$500,000

Exploration & Production

John F. Wombwell, Executive Vice President, General	$500,000

Counsel and Secretary

Stephen A. Thorington, Executive Vice President and	$500,000

Chief Financial Officer

In addition, on the same date the Committee approved amendments to the executives’ employment agreements in order to comply with recent changes to Section 409A of the Internal Revenue Code (the “Code”) and to avoid possible adverse tax consequences to the executive. The amendments provide that amounts payable upon termination of employment must now be paid at least six (6) months following separation from service, and that such amounts will be contributed to a “rabbi” trust to be paid out by the trustee on the first day that is six (6) months following separation from service. The employment agreement amendments also provide that if any compensation payable thereunder triggers excise taxes, the executive will receive a gross-up to cover such taxes.

The Committee also amended and restated Plains’ long-term retention and deferred compensation arrangement to comply with recent changes to Section 409A of the Code. The amended and restated deferred compensation plan creates a rabbi trust for the transfer of funds immediately following a triggering event for the payment of deferred compensation thereunder (a triggering event in this case includes separation from service or a change in control). The funds will be held by the trustee and paid to the executive six (6) months following the applicable trigger date. Additionally, the Committee approved amendments to the long-term retention and deferred compensation agreements entered into with the executives under the deferred compensation plan to comply with changes to Section 409A. These amendments eliminate the executive’s ability to make a series of deferral elections with respect to future RSU annual credits under those agreements. Executives can still make a payment date change, provided that the change is made at least one (1) year prior to the originally scheduled payment date, and the new payment date is at least five (5) years later than the original payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: February 16, 2006	/s/ John F. Wombwell
John F. Wombwell
Executive Vice President, General Counsel and Corporate Secretary